    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996
                                                       REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           PEOPLES ENERGY CORPORATION

               (Exact name of registrant as specified in charter)

                   ILLINOIS                                       36-2642766
       (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                       Identification No.)

                            130 East Randolph Drive
                                   24th Floor
                            Chicago, Illinois 60601
                                 (312) 240-4000
         (Address and telephone number of principal executive offices)

                                EMMET P. CASSIDY
                            Secretary and Treasurer
                           Peoples Energy Corporation
                            130 East Randolph Drive
                                   24th Floor
                            Chicago, Illinois 60601
                                 (312) 240-4288

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED
                                                          PROPOSED          MAXIMUM
       TITLE OF EACH CLASS            AMOUNT TO BE    MAXIMUM OFFERING     AGGREGATE         AMOUNT OF
  OF SECURITIES TO BE REGISTERED       REGISTERED      PRICE PER UNIT    OFFERING PRICE   REGISTRATION FEE
Common Stock, without par value      1,500,000 shs        $32.625*        $48,937,500*      $5,209.98**

 * For purposes of calculation of registration fee only; calculation based on average of the high and low prices reported on the New York Stock Exchange Composite Tape as of August 5, 1996, pursuant to Rule 457(c).
** The prospectus contained in this Registration Statement relates in part to shares of Common Stock registered under a prior registration statement on Form S-3 filed as Registration No. 2-88307. In accordance with Rule 429, 1,036,891 shares registered under the prior registration statement are being carried forward on this Registration Statement, and a filing fee of $2,052 associated with such shares was previously paid with the prior registration statement.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

P R O S P E C T U S

                           PEOPLES ENERGY CORPORATION

                                     [LOGO]

                      DIRECT PURCHASE AND INVESTMENT PLAN
                                1,500,000 SHARES
                                  COMMON STOCK
                                  ------------

    Peoples Energy Corporation (the "COMPANY") hereby offers participation in its Direct Purchase and Investment Plan (the "PLAN"). The Plan is designed to provide individual investors with a convenient way to purchase shares of the Company's common stock, without par value ("COMMON STOCK"), and to reinvest all, none, or a portion of their dividends in Common Stock.

    Participants in the Plan ("PARTICIPANTS") may:

    - REINVEST ALL, NONE, OR A PORTION OF COMMON STOCK DIVIDENDS

    - ENROLL IN DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

    - MAKE AN INITIAL INVESTMENT OF AT LEAST $250 AND OPTIONAL INVESTMENTS AT ANY TIME THEREAFTER OF AT LEAST $25, UP TO A MAXIMUM OF $100,000 PER YEAR

    - MAKE OPTIONAL INVESTMENTS BY MONTHLY ELECTRONIC FUNDS TRANSFER

    - RECEIVE, UPON WRITTEN REQUEST, CERTIFICATES OF WHOLE SHARES CREDITED TO THEIR PLAN ACCOUNTS

    - DEPOSIT CERTIFICATES FOR SAFEKEEPING

    - MAKE GIFTS OF SHARES FROM THEIR PLAN ACCOUNT

    - SELL SHARES OF STOCK CREDITED TO THEIR PLAN ACCOUNT, PAYING A BROKERAGE COMMISSION OF $0.08 PER SHARE AND ANY APPLICABLE TAXES

                              (continued on next page)
                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS. ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                              -------------------

                 The date of this Prospectus is          , 1996

    Participants do not pay any fees for purchases of Common Stock or reinvestment of dividends under the Plan. However, the Participant pays brokerage commissions and any applicable taxes for sales of shares. (See "Fees, Costs and Expenses")

    EFFECTIVE NOVEMBER 1, 1996, THE PLAN REPLACES THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN DATED JULY 21, 1989. CURRENT PARTICIPANTS IN THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN WILL AUTOMATICALLY CONTINUE PARTICIPATION IN THE NEW PLAN.

    Shares of Common Stock will be purchased under the Plan from newly issued shares of the Company or in the open market, at the option of the Company. Any open market purchases will be effected through an Independent Agent (as hereinafter defined) selected by the Company. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"), Chicago Stock Exchange and Pacific Stock Exchange under the symbol "PGL". At present, it is anticipated that the shares of Common Stock required for the Plan will be newly issued shares acquired from the Company. (See "Use of Proceeds")

    The purchase price for newly issued shares of Common Stock purchased from the Company under the Plan for an Investment Date (as hereinafter defined) will be the average, computed to four decimal places, of the high and low sale prices for the Common Stock on the Investment Date as reported on the NYSE Composite Tape and published in THE WALL STREET JOURNAL. The price of shares of Common Stock purchased or sold in the open market will be at such price or prices as the Independent Agent determines in its sole discretion. The Company will pay the costs of administration of the Plan, including any brokerage commission and related fees incurred for the purchase of shares of Common Stock. The Participant will bear the cost of brokerage commissions and applicable taxes relating to the sale of shares of Common Stock.

    To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently holders of Common Stock are offered only through such registered broker-dealer(s) in such jurisdictions as may be appointed from time to time by the Administrator.

    This Prospectus contains a summary of material provisions of the Plan and, therefore, this Prospectus should be retained by Participants for future reference.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file such documents electronically with the Commission. The Common Stock of the Company is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, and reports, proxy statements and other information concerning the Company also may be inspected at the offices of such exchanges.

    The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all exhibits and schedules, referred to as the "REGISTRATION STATEMENT") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                                  THE COMPANY

    The Company is solely a holding company and does not engage directly in any business of its own. Income is derived principally from the Company's utility subsidiaries, The Peoples Gas Light and Coke Company ("PEOPLES GAS") and North Shore Gas Company ("NORTH SHORE GAS"). The Company was incorporated in 1967 under the Illinois Business Corporation Act and has its principal executive offices at 130 East Randolph Drive, Chicago, Illinois 60601-6207. The Company has no employees of its own.

    Peoples Gas, an operating public utility, is engaged primarily in the purchase, storage, distribution, sale, and transportation of natural gas. It has approximately 840,000 residential, commercial, and industrial retail sales and transportation customers within the City of Chicago. Peoples Gas had 2,989 employees at September 30, 1995.

    North Shore Gas, an operating public utility, is engaged primarily in the purchase, storage, distribution, sale, and transportation of natural gas. It has about 133,000 residential, commercial, and industrial retail sales and transportation customers within its service area of approximately 275 square miles, located in Northeastern Illinois. North Shore Gas had 244 employees at September 30, 1995.

    Peoples District Energy Corporation, a wholly owned subsidiary of the Company, is a 50 per cent participant in a partnership that provides district energy services to the McCormick Place exposition and convention center in Chicago, Illinois. Neither the partnership nor its partners are regulated as a public utility.

    Three other wholly owned non-utility subsidiaries of the Company are Peoples Energy Services Corporation, Peoples NGV Corp. and Peoples Energy Resources Corporation. Peoples Energy Services Corporation offers natural gas and energy management related services. Peoples NGV Corp. is a participant in a partnership that was formed to develop on-site fueling services for natural gas-powered fleet vehicles. Peoples Energy Resources Corporation was formed to engage in various energy-related businesses.

                            DESCRIPTION OF THE PLAN

    The following summary of the material terms and provisions of the Plan does not purport to be a complete description and is qualified by reference to the Plan, which is attached as an exhibit to the Registration Statement.

PURPOSE

    The purpose of the Plan is to provide current and potential investors with a convenient way to purchase shares of Common Stock of the Company and to reinvest all or a portion of their dividends in shares of the Company's Common Stock without payment of any brokerage commission. Participants will bear a charge for brokerage commissions and any applicable taxes with respect to sales of shares of Common Stock under the Plan. Nothing contained in this Prospectus or in other Plan information represents a recommendation by the Company or anyone else that any person buy or sell Common Stock. A decision to participate in the Plan should be made only after an investor has independently made the necessary investment decision regarding the Common Stock.

    The value of Common Stock may increase or decrease. A Participant's account in the Plan is not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other entity.

KEY FEATURES OF THE PLAN

    Following are some of the features of the Plan which are more fully described in this prospectus:

    - PERSONS NOT PRESENTLY HOLDING ANY SHARES OF COMMON STOCK OF THE COMPANY MAY MAKE A DIRECT INITIAL INVESTMENT IN COMMON STOCK OF NO LESS THAN $250 AND NO MORE THAN $100,000

    - PARTICIPANTS MAY MAKE ADDITIONAL INVESTMENTS IN COMMON STOCK BY MAKING OPTIONAL CASH INVESTMENTS BY CHECK OR ELECTRONIC FUNDS TRANSFER OF NOT LESS THAN $25 PER PAYMENT NOR MORE THAN $100,000 PER YEAR

    - PARTICIPANTS MAY ACQUIRE ADDITIONAL SHARES OF COMMON STOCK BY REINVESTING ALL OR A PORTION OF CASH DIVIDENDS PAID

    - PARTICIPANTS MAY RECEIVE CASH DIVIDENDS ON ANY OR ALL SHARES OF COMMON STOCK BY CHECK OR ELECTRONIC DEPOSIT TO A DESIGNATED ACCOUNT

    - PARTICIPANTS MAY DEPOSIT CERTIFICATES REPRESENTING SHARES OF COMMON STOCK INTO THE PLAN FOR SAFEKEEPING

    - PARTICIPANTS MAY RECEIVE, UPON WRITTEN REQUEST, CERTIFICATES FOR WHOLE SHARES OF COMMON STOCK CREDITED TO THEIR PLAN ACCOUNT

    - PARTICIPANTS MAY PURCHASE OR TRANSFER SHARES OF COMMON STOCK AS A GIFT FOR OTHERS

    - PARTICIPANTS MAY SELL, THROUGH THE PLAN, COMMON STOCK CREDITED TO THEIR PLAN ACCOUNTS

    - PARTICIPANTS HAVE FULL SHARE RIGHTS WITH RESPECT TO WHOLE SHARES IN THEIR PLAN ACCOUNTS, INCLUDING THE POWER TO VOTE AND THE POWER TO SELL SHARES HELD IN THE PLAN.

    THE COMPANY WILL PAY ALL FEES ASSOCIATED WITH THE ABOVE FEATURES EXCEPT FOR A BROKERAGE FEE OF $0.08 PER SHARE FOR THE SALE OF STOCK CREDITED TO THE PARTICIPANT'S ACCOUNT AND ANY APPLICABLE TAXES ASSOCIATED WITH THE SALE.

PLAN ADMINISTRATOR

    Administration of the Plan will be conducted by the individual (who may be an employee of the Company), bank, trust or other entity (including the Company) appointed from time to time by the Company to act as administrator of the Plan (the "ADMINISTRATOR"). The Company, through its Shareholder Services Department, is the initial Administrator and is responsible for administering the Plan, receiving all cash investments made by Participants, maintaining records of each Participant's account activities, issuing statements of account and performing other clerical and ministerial duties related to the Plan. The Administrator will prepare appropriate authorization forms for Participants to enroll in, effect transactions under and terminate participation in the Plan ("AUTHORIZATION FORMS"). The Administrator or its nominee, as custodian, will hold one or more certificates registered in its name, representing the aggregate number of whole shares of Common Stock purchased under or deposited for safekeeping into the Plan and credited to the Participants' accounts. The Administrator will promptly transmit Initial Investments and Optional Cash Investments into a segregated escrow account at a bank (the "ESCROW ACCOUNT") or to an agent selected by the Company (the "INDEPENDENT AGENT") that is independent of the Company. The Independent Agent is a registered broker-dealer or bank as defined in Section 3(a)(6) of the Exchange Act responsible for purchasing and selling shares of Common Stock in the open market for the Participants' accounts in accordance with the provisions of the Plan. (See "Investment Dates" and "Purchase of Shares").

ELIGIBILITY

    Any interested person or entity making an Initial Investment (as defined below) of at least $250 and all registered shareholders of the Company are eligible to participate in the Plan, provided such person or entity fulfills the prerequisites for enrollment in the Plan described under "Plan Enrollment".

PLAN ENROLLMENT

    EFFECTIVE NOVEMBER 1, 1996, THIS PLAN REPLACES THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN DATED JULY 21, 1989. Holders of Common Stock currently participating in the Company's Dividend Reinvestment and Stock Purchase Plan will automatically be Participants in the Plan without submitting a new Authorization Form. However, participants who wish to change their participation in any way (E.G., from full to partial reinvestment) must submit new Authorization Forms after receiving this Prospectus.

    After being furnished with a copy of this Prospectus, registered or record shareholders not currently participating in the Plan may join the Plan at any time by completing and signing an Authorization Form and providing such other items and documentation as may be required by the Administrator. Requests for Authorization Forms, as well as other Plan forms and this Prospectus, should be made in writing to the Administrator's address, or by calling the Administrator at the toll free number, listed below under "Correspondence".

    Eligible applicants who are not registered or record shareholders of Common Stock may enroll in the Plan by completing and returning the Authorization Form with an initial investment of not less than $250 and not more than $100,000, which will be used to purchase Common Stock for the applicant's account ("Initial Investment"). Investments may be made by personal check or money order payable to "PEC Direct Purchase and Investment Plan". PLEASE DO NOT SEND CASH. Applicants become enrolled in the Plan upon the crediting of shares to their Plan accounts.

    NO INITIAL INVESTMENTS FROM APPLICANTS WHO ARE NOT SHAREHOLDERS OF THE COMPANY WILL BE ACCEPTED BY THE ADMINISTRATOR PRIOR TO NOVEMBER 1, 1996.

    As is the case with Optional Cash Investments described below, payments for Initial Investments received and held for investment under the Plan will not earn interest and do not receive dividends prior to investment of such payments in Common Stock. (See "Investment Dates")

DIVIDEND REINVESTMENT OPTIONS

    The Authorization Form allows the Participant to choose from the following reinvestment options:

        FULL DIVIDEND REINVESTMENT -- Cash dividends on all certificated shares held by a Participant and on all book-entry shares credited to the Participant's Plan account are reinvested to purchase additional shares of Common Stock. Optional Cash Investments may be made at any time. Applicants who are not registered or record shareholders must elect Full Dividend Reinvestment until the applicant's Initial Investment has been invested in Common Stock.

        PARTIAL DIVIDEND REINVESTMENT -- The Participant receives cash dividends on a specified number of shares of Common Stock and reinvests the cash dividends on the remainder of his or her shares. The shares specified to receive cash dividends may be made up of a combination of certificated and book-entry shares credited to the Plan account.

    Participants may elect to have cash dividend payments that are not reinvested paid to them by check or through electronic direct deposit. Optional Cash Investments may be made at any time. Partial Dividend Reinvestment is not available to applicants who are not registered or record shareholders until the applicant's Initial Investment has been invested in Common Stock.

        OPTIONAL CASH INVESTMENTS ONLY -- The Participant receives cash dividends on all shares credited to the Participant's account. Certificated shares are held by the Participant and book-entry shares are held by the Plan for the account of the Participant. Optional Cash Investments may be made at any time.

    The reinvestment of dividends under either of the Full Dividend Reinvestment or Partial Dividend Reinvestment options will commence with the first dividend payable after the dividend record date following the Participant's enrollment. Dividend record dates are publicly announced by the Company and are generally on or about the 22nd day of March, June, September and December. Dividends will be paid on full shares and proportionately on fractional share equivalents in Participants' accounts.

OPTIONAL CASH INVESTMENTS

    Once an investor is enrolled in the Plan, additional investments may be made of at least $25 per "Investment Date" (as defined below) up to $100,000 per year ("OPTIONAL CASH INVESTMENTS"). Additional purchases may be made either by electing the Automatic Electronic Investments feature, as described below, or by mailing to the Administrator a completed optional investment form (attached to a Participant's account statement) and a personal check or money order payable to "PEC Direct Purchase and Investment Plan". PLEASE DO NOT SEND CASH. There is no obligation to make Optional Cash Investments and the amount and timing of such investments can vary from time to time.

    As is the case with Initial Investments in the Plan, Optional Cash Investment payments received and held for investment under the Plan will not earn interest and do not receive dividends prior to investment in Common Stock. (See "Investment Dates")

AUTOMATIC ELECTRONIC INVESTMENTS

    Participants may make Optional Cash Investments of not less than $25 nor more than the annual limit of $100,000 by monthly electronic fund transfers from a predesignated United States account ("AUTOMATIC ELECTRONIC INVESTMENTS"). Automatic Electronic Investments may be made from accounts at any bank, savings association, credit union, or other financial institution that participates in the National Automated Clearing House Network.

    To initiate Automatic Electronic Investments, the Participant must complete and sign an Authorization Form for Automatic Electronic Investment and return it together with a voided blank check or deposit slip for the account from which the funds are to be drawn. Authorization Forms will be processed and will become effective as promptly as practicable. To be effective with respect to a particular Investment Date, however, the Automatic Electronic Investment authorization documents must be received by the Administrator at least five Business Days preceding the date of the desired electronic transfer of funds. As used in this Prospectus, a "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which banking institutions in Chicago, Illinois and New York, New York are not required or authorized to remain closed and on which the NYSE and the Company's principal office are not closed.

    Once Automatic Electronic Investments are initiated, funds will be drawn from the Participant's designated account on the tenth day of each month (or, if the tenth day is not a Business Day, then the first Business Day thereafter), and will be invested in Common Stock on the next Investment Date following the date such funds are drawn.

    Participants may change the amounts of their future Automatic Electronic Investments by completing and submitting to the Company a new Authorization Form. Automatic Electronic Investments may be terminated by notifying the Administrator in writing.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

    Participants who elect not to reinvest all dividends may receive the dividends not reinvested by electronic deposit to their United States bank, savings and loan, or credit union. To receive direct deposit of dividends, Participants must complete and sign a direct deposit Authorization Form and return it to the Administrator. Changes in designated direct deposit accounts may be made at any time upon receipt of written instructions by the Administrator.

REFUNDS OF INITIAL INVESTMENT AND OPTIONAL CASH INVESTMENTS

    Upon written request, the Administrator will refund the Participant's Initial Investment or any Optional Cash Investments, provided such request is received by the Administrator at least five Business Days prior to the Investment Date following receipt of funds. However, no refund of checks or money orders will be made until the funds have been actually collected by the Administrator. If such request for refund is not received at least five Business Days before the next Investment Date following the Administrator's receipt of funds, the funds will be invested in Common Stock on the Investment Date.

    Funds for investments pending purchase of Common Stock will be credited to the Participant's account and held in the Escrow Account. Funds for Initial Investments or Optional Cash Investments that are not invested within 35 days of receipt will be returned promptly to the Participant.

INVESTMENT DATES

    Investment Dates will generally be the 1st and the 15th of the month, or, if such date is not a Business Day, then the first Business Day after such date; provided, however, that during a dividend payment month the Investment Date will be the 1st of the month and the dividend payment date. The Company's dividend payment dates are normally the 15th day of January, April, July and October. If shares of Common Stock are purchased on the open market, and if, in the discretion of the Independent Agent, it is not practicable to make all such purchases required under the Plan on a particular Investment Date, the purchases will be made as soon as practicable thereafter.

    Funds received from applicants or Participants for investment under the Plan will not earn interest and do not receive dividends prior to investment thereof in Common Stock. Therefore, it is in the Participant's interest to mail payments for an Initial Investment or Optional Cash Investment so that it is received by the Administrator shortly, but not less than three Business Days, before an Investment Date. To receive dividends, Initial Investments and Optional Cash Investments must be received and invested on an Investment Date prior to the record date.

PURCHASE OF SHARES

    The Administrator may acquire shares of Common Stock on behalf of the Participants under the Plan either: (a) by purchases of newly issued shares from the Company; or (b) by purchases through the Independent Agent on the open market, i.e., on any securities exchange where Common Stock is traded, on the over-the-counter market or by negotiated transactions. The Independent Agent may make such open market purchases on such terms as to price, delivery and otherwise as the Independent Agent may determine in its sole discretion, and neither the Company, the Administrator (if it is not the Independent Agent) nor any Participant will have any authority or power to direct the time or price at which Common Stock may be purchased or sold or the selection of the broker or dealer (other than the Independent Agent, in the case of the Administrator) through or from whom purchases and sales may be made, except that such purchases must be made in accordance with the terms of the Plan. The Company may not change its determination that Common Stock will be purchased for Participants directly from the Company or on the open market more than once in any three month period. Furthermore, the Company will not exercise such right absent a determination by its Board of Directors or chief financial officer that the Company's need to raise additional capital has changed or there is another valid reason for the change.

    The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchases and may offset purchases of shares against sales of shares to be made for Participants under the Plan. Neither the Company nor any affiliated purchasers will exercise any direct or indirect control or influence over the times when or prices at which the Independent Agent may purchase Common Stock for the Plan or the amounts of shares to be purchased.

    When newly issued shares of Common Stock are purchased from the Company by the Administrator for Participants under the Plan, the purchase price of such shares will be the average of the high and low sale prices for the Common Stock on the Investment Date as reported on the NYSE Composite Tape and published in THE WALL STREET JOURNAL. The price will be calculated to four decimal places.

    When shares of Common Stock are purchased in the open market, the price per share to the Participant will be the weighted average purchase price, calculated to four decimal places, of shares acquired on the open market by the Independent Agent with respect to the applicable Investment Date. The Company will pay all administrative costs and expenses associated with the Plan and the cost of brokerage commissions on all purchases of Common Stock. Participants will bear the cost of brokerage commissions ($0.08 per share) and any applicable taxes incurred on all sales of shares of Common Stock.

    Under the Plan, Participants do not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as could be done by means of purchasing shares through a broker.

    Notwithstanding anything herein or in the Plan to the contrary, no more than 35 days will elapse between a dividend payment date and the date dividend funds for that dividend are invested in Common Stock or paid to Participants under the Plan. Funds for Initial Investments or Optional Cash Investments that are not invested within 35 days after receipt will be returned promptly to the Participants.

SALE OF SHARES

    Participants may sell all or part of the Common Stock credited to their account by furnishing the Company with written instructions, signed by all registered holders of such shares. If the sale is for less than all of the shares in the Participant's account, only whole shares may be sold, not fractional shares. The Independent Agent cannot sell for the Participant any certificated shares that the Participant is holding unless such shares are first deposited with the Administrator for safekeeping.

    Sales for Participants are made as soon as practicable after the Administrator receives written instructions from the Participant. Requests to sell Plan shares will be aggregated and processed at least once a week by the Independent Agent in its sole discretion on the open market at the prevailing market prices.

    When a Participant sells shares of Common Stock under the Plan, the price per share the Participant receives will be the average of the proceeds from all shares of Common Stock sold by the Independent Agent during the applicable sales period, less brokerage commission fees of $0.08 per share, and any applicable taxes. Accounts with balances of less than one full share without any Optional Cash Investments for three consecutive months will be closed and will be paid to the Participant by check, less the brokerage commissions mentioned above and any applicable taxes.

STOCK CERTIFICATES

    All shares of Common Stock purchased under the Plan will be held by the Administrator or its nominee in book-entry form. Participants may, however, at any time and without charge, obtain a certificate for all or part of the full shares credited to their Plan accounts by making a request in writing to the Company.

CERTIFICATE SAFEKEEPING

    Upon enrollment, or at any later time, Participants may take advantage of the Plan's cost-free certificate safekeeping services. Some of the advantages of certificate safekeeping are:

    --  The risk associated with the loss of stock certificates is eliminated.
       If certificates are lost or stolen, the owner cannot sell or transfer them without first obtaining replacement certificates. This process could take several weeks and results in cost and paperwork, for the owner and the Company.

    -- Certificates deposited in the Plan are treated in the same manner as shares of Common Stock purchased through the Plan and may be conveniently sold or transferred through the Plan.

    To participate in Certificate Safekeeping, Participants must complete and return a Certificate Safekeeping Form along with the Common Stock certificates, unendorsed, that they wish to deposit via registered mail, return receipt requested and properly insured. If a shareholder of the Company has lost any of his or her certificates, such certificates must be replaced before participation in the Certificate Safekeeping option. Certificate Safekeeping Forms, can be obtained by contacting the Administrator in writing or by telephone. (See "Correspondence")

TRANSFER OF SHARES HELD IN THE PLAN

    Participants may change the ownership of all or part of their shares of Common Stock held in the Plan through gifts (as more fully described below under "Purchasing Gift Shares for Others"), a private sale, or otherwise, by mailing to the Administrator a properly executed Stock Transfer Assignment Form (which may be obtained from the Administrator or a financial institution), a signature guarantee, and a letter or other written instruction.

    Unless otherwise instructed, the Administrator will retain the shares, and enroll the transferee in 100% dividend reinvestment, provided the transferee is eligible to participate. The transferee will receive a statement showing the number of shares so transferred and held in his or her Plan account.

PURCHASING GIFT SHARES FOR OTHERS

    A Participant may transfer from his or her Plan account shares of Common Stock to another Participant's account or may purchase shares for others. If the recipient is not a registered shareholder, an initial gift of five shares is required to establish an account, or an initial investment purchase amount of $150. A completed Authorization Form in the name of the recipient is also required. If the recipient is already a Participant, an investment of at least $25 may be made as a gift or a transfer of one full share may be made from the donor's account. In either case, the recipient will automatically be enrolled in full dividend reinvestment, unless otherwise specified. Gift notices are available and can be sent directly to the recipient or to the donor.

CHANGING PLAN OPTIONS

    Participants may change their Plan options, including changing the reinvestment level (full, partial or none) of dividends, at any time by providing written notice to the Administrator. The Administrator will accept written notice from only the Participant or a person duly authorized by the Participant.

    Participants may cease to reinvest part or all of the dividends payable with respect to shares held under the Plan and elect to receive such dividends by check or electronic direct deposit. Such Participants may continue to hold shares in book-entry form, as well as buy shares with Optional Cash Investments or sell some or all of the shares in their Plan account.

FEES, COSTS AND EXPENSES

    The Company will pay all administrative costs and expenses associated with the Plan and the cost of brokerage commissions on all purchases of Common Stock. Participants will bear the cost of brokerage commissions of $0.08 per share and any applicable taxes incurred on all sales of shares of Common Stock. All fees and charges are subject to change in the Company's discretion (acting through its chief financial officer) upon notice to Participants.

TERMINATION OF PARTICIPATION

    Participants may at any time terminate their participation in the Plan by notifying the Administrator in writing. At the Participant's direction, a certificate(s) and/or a check will be issued by the Company upon termination of the participant's account.

    When a Participant's Plan account is terminated and shares of Common Stock in the Plan account are sold, the price per share the Participant receives will be the average of the proceeds from all shares of Common Stock sold by the Independent Agent during the applicable sales period, less brokerage commission fees of $0.08 per share and any applicable taxes.

AUTOMATIC TERMINATION OF PARTICIPATION

    A Participant's enrollment in the Plan may be automatically terminated if the Participant no longer holds any shares of record and the shares of Common Stock in his or her account total less than one full share and no Optional Cash Investments are made during a consecutive three month period. When a Participant's Plan account is terminated and shares of Common Stock in the Plan account are sold, the price per share the Participant receives will be the average of the proceeds from all shares of Common Stock sold by the Independent Agent during the applicable sales period, less brokerage commission fees of $.08 per share and any applicable taxes.

FEDERAL INCOME TAX EFFECTS

    Generally, any cash dividend reinvested under the Plan will be taxable to a Participant as if it has been received by the Participant, even though the Participant does not actually receive the dividend in cash but, instead, uses it to purchase shares of Common Stock under the Plan. As such, a Participant is treated in the same manner as shareholders who are not Participants.

    Brokerage fees incurred by the Administrator in purchasing shares of Common Stock on the open market and which are paid by the Company will result in additional dividend income to the Participant. An individual Participant's share of those brokerage fees will be shown on the Form 1099DIV issued annually to each shareholder. The amount of such brokerage fees will increase the Participant's tax basis for shares acquired under the Plan. Thus, a Participant's tax basis for shares of Common Stock acquired under the Plan with reinvested dividends will be equal to the amount paid for the shares (i.e., the amount of the reinvested dividend) plus the amount of any brokerage fees included in the shareholder's income.

    The above description may not be applicable to certain Participants, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. Participants should consult their own tax advisors concerning the tax consequences applicable to their situations.

STATEMENTS

    A detailed statement will be provided to Participants by the Company after each quarterly dividend reinvestment and each month in which a purchase for an Optional Cash Investment is made. The statement will report the amount invested from (a) dividends paid on shares in the Participant's name, (b) the dividend on all shares, full and fractional, in the Participant's Plan account and (c) Optional Cash Investments, if any. The statement will also report the total amount of dividends reinvested, the number of shares of Common Stock purchased, the price per share at which such shares were purchased and the total number of shares accumulated under the Plan.

VOTING OF SHARES

    The proxy card forwarded to each Participant prior to any meeting of shareholders of the Company will represent both the number of shares registered in the Participant's name and the number of whole shares credited to the Participant's Plan account; all such shares will be voted in accordance with the instructions on the proxy card. If the proxy card is not returned, none of the Participant's shares will be voted unless the Participant votes in person.

STOCK DIVIDENDS AND RIGHTS

    Any Common Stock distributed by the Company as a stock dividend on shares credited to the Participant's account under the Plan, or upon any split of such shares, will be credited to the Participant's account. Stock dividends or splits distributed on all other shares held by the Participant and registered in his or her own name will be mailed directly to the Participant.

    In a rights offering, a Participant will receive rights based upon the total number of whole shares of Common Stock allocable to his or her Plan account. In order to exercise any such right with respect to shares held in a Plan account, a Participant must first request certificates for whole shares and then exercise the rights in accordance with the procedures for record shareholders applicable to such rights. The Company and/or the Administrator may establish additional administrative procedures for such rights as it may deem necessary or appropriate.

LIMITATIONS ON LIABILITY

    Neither the Company, the Administrator (including the Company, if it is acting as such) in administering the Plan nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of written notice of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's account and the times when purchases and sales are made. In addition, none of the Company, its directors, officers, employees or agents, the Administrator or the Independent Agent shall in any way be liable with respect to the price or performance of the Common Stock held under the Plan or for the payment or amount of any future dividends on Common Stock. However, nothing contained in this provision affects a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

CHANGES IN THE PLAN

    The Company may, at any time and from time to time, in its sole discretion, amend, modify, suspend or terminate the Plan in whole, in part, or with respect to Participants in one or more jurisdictions, without the approval of Participants. However, no such modification or amendment may make it possible for any assets held in the accounts under the Plan to be used for any purpose other than the benefit of the Participants.

    All Participants will receive notice of any such amendment, modification, suspension or termination. Upon termination of the Plan, certificates for whole shares credited to a Participant's account under the Plan will be issued, and a cash payment will be made for any fractional share.

    The Company reserves the right to interpret and regulate the Plan from time to time as it deems desirable or necessary in connection with the operation of the Plan.

GOVERNING LAW

    The terms and conditions of the Plan and its operation are governed by the laws of the State of Illinois.

CORRESPONDENCE

    All inquiries and instructions concerning the Plan should be directed to:

        Peoples Energy Corporation
       Shareholder Services
       P. O. Box 2000
       Chicago, IL 60690-2000
       Toll Free Number 1-800-901-8878
       Fax (312) 240-4220

                                USE OF PROCEEDS

    Since the purchase requirements of the Plan may be satisfied by either the issuance of new shares of Common Stock by the Company or the purchase of shares of Common Stock on the open market, the number of shares of Common Stock, if any, that the Company will ultimately sell under the Plan, and the prices at which such shares will be sold, is not known. If the shares are purchased on the open market by the Independent Agent, the Company will not receive any proceeds. If purchases of Common Stock are made directly from the Company, the Company intends to use the net proceeds for general corporate purposes, including, without limitation, the advance or contribution of funds to one or more of the Company's subsidiaries to be used for their general corporate purposes, including refinancing of outstanding indebtedness.

                              PLAN OF DISTRIBUTION

    Shares of Common Stock offered under the Plan will be purchased from newly issued shares of the Company or in the open market, at the option of the Company. At present, it is anticipated that the shares of Common Stock required for the Plan will be newly issued shares acquired from the Company. Participants will be required to pay certain brokerage commissions and any applicable taxes for sales of shares under the Plan. Other costs related to administration of the Plan will be paid by the Company. (See "Fees, Costs and Expenses")

                          DESCRIPTION OF COMMON STOCK

    The Company is authorized to issue 60,000,000 shares of Common Stock, of which there were 34,951,938 issued and outstanding shares on August 1, 1996.

    In addition to the Common Stock, there are authorized 5,000,000 shares of preferred stock ("Preferred Stock"). The Board of Directors is authorized to provide for issuance from time to time of such Preferred Stock in series and to determine the provisions, if any, applicable to such series including, among other things, the designation of and number of shares in each such series, dividend rights, liquidation rights, redemption provisions, sinking fund provisions, and conversion rights, if any. As to some or all of these matters, the Preferred Stock may have rights prior to the Common Stock. To date, no preferred shares have been issued.

    The following is a brief summary of certain rights of the holders of the Common Stock.

    DIVIDEND RIGHTS. Subject to such preference as may be afforded Preferred Stock, if such shares are issued, holders of Common Stock will be entitled to receive dividends at such time and in such amounts as determined by the Board of Directors. There are no limitations in any indentures or other agreements upon the payment of dividends on, or the making of any distributions with respect to, shares of the Company.

    VOTING RIGHTS. Each share of Common Stock has one vote on each question voted upon at every meeting of shareholders. Shareholders have the right to cumulative voting for the election of Directors. Under Illinois law, shares of Preferred Stock, if issued, will have similar voting rights and, in addition, would be entitled to vote as a class upon certain amendments to the Articles of Incorporation.

    LIQUIDATION RIGHTS. In liquidation, Preferred Stock, if issued, may have rights prior to Common Stock. In such event, holders of Common Stock will be entitled to share in the remaining assets in accordance with their respective interests.

    PREEMPTIVE RIGHTS.  None.

    LIABILITY TO ASSESSMENT. The outstanding shares of Common Stock are, and the shares of Common Stock offered pursuant to this offering when issued and sold will be, fully paid and non-assessable. Holders of the Common Stock are not personally liable for any debts or obligations of the Company under the laws of the State of Illinois.

    LISTING. The outstanding shares of Common Stock are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

    TRANSFER AGENTS AND REGISTRARS. The Company acts as transfer agent and registrar for the Common Stock in Chicago, Illinois. Harris Trust and Savings Bank, with offices in both Chicago and New York City, is the co-transfer agent and registrar for the Common Stock .

    COMMON STOCK PURCHASE RIGHTS. Each share of Common Stock entitles the record holder thereof to a Common Stock Purchase Right. A description of the Common Stock Purchase Rights is contained in the Company's registration statement on Form 8-A dated May 1, 1996 for registration of the Common Stock Purchase Rights pursuant to Section 12(b) of the Exchange Act and is incorporated herein by reference.

                                    EXPERTS

    The financial statements and schedule for the year ended September 30, 1995 included in the Company's Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

    The statements as to matters of law and legal conclusions under the following headings in this Prospectus, with the exception of those noted in the following paragraph, have been reviewed by Peter Kauffman, Assistant General Counsel and an officer of the Company, and are stated upon the authority of such counsel: "Description of the Plan" and "Description of Common Stock". Mr. Kauffman owns shares of Common Stock, both directly and as a participant in various employee benefit plans, and is eligible to participate in the Plan.

    The statements as to matters of law and legal conclusions made under the heading "Federal Income Tax Effects" contained herein are stated upon the authority of Sidley & Austin, tax counsel for the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

    1. The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995.

    2. The Quarterly Report of the Company on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996.

    3. The definitive Proxy Statement of the Company dated December 28, 1995, in connection with the Annual Meeting of Shareholders held on February 23, 1996 (except the Report on Executive Compensation by the Compensation-Nominating Committee of the Board of Directors and the Performance Graph, which are not incorporated by reference herein).

    4. The Company's Current Reports on Form 8-K dated April 29, 1996 and May 1, 1996.

    5. The description of the Company's Common Stock Purchase Rights from the registration statement on Form 8-A dated May 2, 1996, for registration of Common Stock Purchase Rights pursuant to Section 12(b) of the Exchange Act.

    All documents filed with the Commission by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    A copy of the Company's latest Annual Report to shareholders or of any of the above documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates, can be obtained without charge upon written or oral request to Peoples Energy Corporation, Attention: Shareholder Services, 130 East Randolph Drive, Chicago, Illinois 60601. Telephone 1-800-228-6888.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2
THE COMPANY................................................................................................           3
DESCRIPTION OF THE PLAN....................................................................................           3
  Purpose..................................................................................................           3
  Key Features of the Plan.................................................................................           4
  Plan Administrator.......................................................................................           4
  Eligibility..............................................................................................           5
  Plan Enrollment..........................................................................................           5
  Dividend Reinvestment Options............................................................................           5
  Optional Cash Investments................................................................................           6
  Automatic Electronic Investments.........................................................................           6
  Direct Deposit of Dividends Not Reinvested...............................................................           7
  Refunds of Initial Investment and Optional Cash Investments..............................................           7
  Investment Dates.........................................................................................           7
  Purchase of Shares.......................................................................................           7
  Sale of Shares...........................................................................................           8
  Stock Certificates.......................................................................................           9
  Certificate Safekeeping..................................................................................           9
  Transfer of Shares Held in the Plan......................................................................           9
  Purchasing Gift Shares for Others........................................................................          10
  Changing Plan Options....................................................................................          10
  Fees, Costs and Expenses.................................................................................          10
  Termination of Participation.............................................................................          10
  Automatic Termination of Participation...................................................................          11
  Federal Income Tax Effects...............................................................................          11
  Statements...............................................................................................          11
  Voting of Shares.........................................................................................          11
  Stock Dividends and Rights...............................................................................          12
  Limitations on Liability.................................................................................          12
  Changes in the Plan......................................................................................          12
  Governing Law............................................................................................          12
  Correspondence...........................................................................................          13
USE OF PROCEEDS............................................................................................          13
PLAN OF DISTRIBUTION.......................................................................................          13
DESCRIPTION OF COMMON STOCK................................................................................          13
EXPERTS....................................................................................................          14
LEGAL OPINIONS.............................................................................................          14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          15

                            ------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR OF THE PLAN SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF FILING ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the Common Stock being registered. All the amounts shown are estimates, except the registration fee.

Registration fee.............................................  $  5,209.98
Blue Sky fees and expenses...................................     6,000.00
Fees and expenses of counsel.................................     5,500.00
Fees and expenses of accountants.............................     7,300.00
Printing expenses............................................    40,500.00
Advertising, Postage and Miscellaneous.......................    26,500.00
                                                               -----------
  Total......................................................  $ 91,009.98
                                                               -----------
                                                               -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the Illinois Business Corporation Act and the registrant's Articles of Incorporation and By-Laws, a director or officer of the registrant is entitled, under specified circumstances, to indemnification by the registrant for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is a director or officer. Indemnification is generally available if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In general, unless a court specifically approves, indemnification is not available if a director or officer does not meet these standards or, with respect to an action or suit by or in the right of the registrant, if a director or officer is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the registrant. The registrant is required under its Articles of Incorporation and By-Laws to pay all expenses incurred by a director or officer in defending such civil or criminal action, suit or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the registrant. The foregoing statements are subject to the detailed provisions of Section 8.75 of the Illinois Business Corporation Act and of the registrant's Articles of Incorporation and By-Laws.

    The registrant has purchased insurance designed to protect and indemnify the registrant and its directors and officers in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against the registrant's directors and officers by reason of any actual or alleged "breach of duty, neglect, error, misstatement, misleading statement or omission actually or allegedly caused, committed or attempted" while they are acting in their respective capacities as directors or officers of the registrant.

    The registrant's Articles of Incorporation provide that a director of the registrant shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duties as a director except (i) for any breach of the director's duty of loyalty to the registrant, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

    Copies of the documents listed below which are identified with an asterisk (*), if any, have heretofore been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and/or the Securities Act of 1933, as amended, and are incorporated herein by reference and made a part hereof.

    Except as otherwise indicated, the exhibits listed below are filed herewith and made a part hereof.

  EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
- -----------  ---------------------------------------------------------------------------------------------
         4   Peoples Energy Corporation Direct Purchase and Investment Plan
         5   Opinion of Peter Kauffman, Assistant General Counsel for the Company.
         8   Opinion of Sidley & Austin, tax counsel for the Company.
      23.1   Consent of Arthur Andersen LLP.
      23.2   Consent of Sidley & Austin is contained in opinion of tax counsel filed as Exhibit 8.
      23.3   Consent of Peter Kauffman, Assistant General Counsel of the Company, is contained in opinion of counsel filed as Exhibit 5.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end or the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Peoples Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on this 9th day of August, 1996.

                                          PEOPLES ENERGY CORPORATION

                                          By         /s/ RICHARD E. TERRY

                                             -----------------------------------
                                                      Richard E. Terry
                                                    CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                     TITLE                         DATE
- ------------------------------------------------------  -----------------------------  --------------------------
                 /s/ RICHARD E. TERRY
     -------------------------------------------        Chairman of the Board and            August 7, 1996
                   Richard E. Terry                      Principal Executive Officer

              /s/ KENNETH S. BALASKOVITS                Vice President, Controller
     -------------------------------------------         and Principal Financial and         August 7, 1996
                Kenneth S. Balaskovits                   Accounting Officer

            /s/ PASTORA SAN JUAN CAFFERTY
     -------------------------------------------        Director                             August 7, 1996
              Pastora San Juan Cafferty

                 /s/ FRANKLIN A. COLE
     -------------------------------------------        Director                             August 7, 1996
                   Franklin A. Cole

                  /s/ J. BRUCE HASCH
     -------------------------------------------        President and Director               August 7, 1996
                    J. Bruce Hasch

             /s/ FREDERICK C. LANGENBERG
     -------------------------------------------        Director                             August 7, 1996
               Frederick C. Langenberg

                      SIGNATURE                                     TITLE                         DATE
- ------------------------------------------------------  -----------------------------  --------------------------
             /s/ HOMER J. LIVINGSTON, JR.
     -------------------------------------------        Director                             August 7, 1996
               Homer J. Livingston, Jr.

               /s/ WILLIAM G. MITCHELL
     -------------------------------------------        Director                             August 7, 1996
                 William G. Mitchell

                   /s/ EARL L. NEAL
     -------------------------------------------        Director                             August 7, 1996
                     Earl L. Neal

                /s/ MICHAEL S. REEVES
     -------------------------------------------        Executive Vice President and         August 7, 1996
                  Michael S. Reeves                      Director

                 /s/ RICHARD P. TOFT
     -------------------------------------------        Director                             August 7, 1996
                   Richard P. Toft

               /s/ ARTHUR R. VELASQUEZ
     -------------------------------------------        Director                             August 7, 1996
                 Arthur R. Velasquez

                                                      REGISTRATION NO.    -
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           PEOPLES ENERGY CORPORATION

                      DIRECT PURCHASE AND INVESTMENT PLAN

                                    EXHIBITS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

    Copies of the documents listed below which are identified with an asterisk (*), if any, have heretofore been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and/or the Securities Act of 1933, as amended, and are incorporated herein by reference and made a part hereof.

    Except as otherwise indicated, the exhibits listed below are filed herewith and made a part hereof.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
- -----------  --------------------------------------------------------------------------------------------------------
       4     Peoples Energy Corporation Direct Purchase and Investment Plan.
       5     Opinion of Peter Kauffman, Assistant General Counsel for the Company.
       8     Opinion of Sidley & Austin, tax counsel for the Company.
      23.1   Consent of Arthur Andersen LLP.
      23.2   Consent of Sidley & Austin is contained in opinion of tax counsel filed as Exhibit 8.
      23.3   Consent of Peter Kauffman, Assistant General Counsel of the Company, is contained in opinion of counsel filed as Exhibit 5.